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                                                                   EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Patriot Scientific Corporation
San Diego, California



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 17, 1998 relating to the consolidated financial statements of Patriot Scientific Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/  BDO Seidman, LLP


Denver, Colorado
April 14, 1999



                                     EX - 9